EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed registration statements, File No. 33-63891 and File No. 333-40469.



ARTHUR ANDERSEN LLP
Milwaukee, Wisconsin
September 23, 1999